                                                                     Exhibit 4.3


                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of September 14, 1999, by and among Cyber Dialogue Inc., a Delaware corporation (the "Company"), the parties listed on Annex A, and such other persons as may from time to time become a party to this Agreement in accordance with Section 2.

         The Stockholders (as defined below) have requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined), as set forth in this Agreement.

         In consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

    Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "Additional Demand Registration" shall have the meaning set forth in
Section 3 hereof.

         "Affiliate" of a specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Common Stock" shall mean shares of the Company's Common Stock, $.01 par value per share.

         "Demand Notice" shall have the meaning set forth in Section 3 hereof.

         "Demand Registration" shall have the meaning set forth in Section 3 hereof.





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         "Designated Investors" shall mean eCom, NIG and MV Partners, and such other parties to this Agreement as may from time to time be designated by the Company as a Designated Investor with the consent of Wand and the Designated Investors.

         "eCom" shall mean eCom Partners Fund I LLC.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Initial Demand Registration" shall have the meaning set forth in
Section 3 hereto.

         "Initial Public Offering" shall mean an offering to the public of shares of Common Stock of the Company pursuant to the initial registration thereof under the Securities Act.

         "Initial Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of July 31, 1999 among the Company and the other parties identified therein.

         "Losses" shall have the meaning set forth in Section 8 hereof.

         "MV Partners" shall mean MV Partners L.P. III, L.P.

         "NIG" shall mean NIG-Cyber Dialogue, Ltd.

         "Person" shall mean an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

         "Piggyback Notice" shall have the meaning set forth in Section 4 hereof.

         "Piggyback Registration" shall have the meaning as set forth in Section 4 hereof.



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         "Proceeding" shall mean an action, claim, suit or proceeding
(including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Registrable Securities" shall mean the shares of Common Stock held by the Stockholders (including any shares of Common Stock issued or distributed by way of dividend, stock split or other distribution in respect of such shares). As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (x) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (y) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act), or (z) they shall have ceased to be outstanding.

         "Registration Statement" shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144" shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.




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

         "Stockholders" refers collectively to Wand, eCom, NIG, MV Partners, each of the other parties listed on Annex A and such other persons as may hereafter become a party to this Agreement.

         "underwritten registration or underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         "Wand" refers collectively to Wand Equity Portfolio II, L.P., Wand Affiliates Fund, L.P., Wand/Yankelovich Investments L.P., Wand Partners L.P. and Wand Partners (S.C.) Inc.

    Section 2. HOLDERS OF REGISTRABLE SECURITIES. A Person is deemed to be a holder of Registrable Securities whenever such Person owns Registrable Securities or has a right to acquire such Registrable Securities. The Company and the Stockholders agree that each other Person who shall hereafter become a holder of Registrable Securities shall become a signatory to this Agreement upon execution of an instrument in the form attached hereto as Annex B. Each Stockholder (other than Wand) party to the Initial Registration Rights Agreement hereby acknowledges and agrees with the Company that, immediately upon becoming a party to this Agreement and with no further action on its part, such Stockholder shall be deemed to be relieved of any and all obligations under, and to have relinquished any and all rights under, the Initial Registration Rights Agreement, and shall instead by bound solely by the terms and provisions of this Agreement. Wand hereby acknowledges and agrees with the Company that, once all of the other Stockholders party to the Initial Registration Rights Agreement become a party to this Agreement, Wand shall, with no further action on its part, be deemed to be relieved of any and all obligations under, and to have relinquished any and all rights under, the Initial Registration Rights Agreement, and shall instead by bound solely by the terms and provisions of this Agreement, and the Initial Registration Rights Agreement shall thereupon become null and void.

    Section 3. DEMAND REGISTRATION.

              (a) REQUESTS FOR REGISTRATION. At any time after the Company shall have effected an Initial Public Offering, the holders of not less than (x) twenty-five (25) percent of the outstanding Registrable Securities together as a group, or (y) a majority of the Registrable Securities held by the Designated Investors as a group, which Registrable Securities were acquired on or after the date hereof,


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


shall have the right by written notice delivered to the Company (the "Demand Notice"), to require the Company to register (a "Demand Registration") under and in accordance with the provisions of the Securities Act the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement.

         Until such time as the Company shall become eligible to use Form S-3 for the registration under the Securities Act of any of its securities, the number of Demand Registrations pursuant to this Section 3(a) shall not exceed two (2) for all of the holders of the Registrable Securities (the "Initial Demand Registration"). Thereafter, one (1) Demand Registration shall become available each year in addition to the Initial Demand Registrations provided for in the preceding sentence (the "Additional Demand Registration") either of which must be approved by the holders of the Registrable Securities in the same manner specified in clause (x) or (y) in the preceding paragraph, provided, HOWEVER, that no Demand Notice may be given with respect to such Additional Demand Registrations prior to six months after the effective date of the immediately preceding Demand Registration; and PROVIDED FURTHER, that no Demand Registration shall be deemed to have occurred for purposes of this Section 3(a) if a requested Demand Registration does not become effective or is not maintained effective for the period required pursuant to this Section 3(a), or the amount of Registrable Securities to be registered on behalf of the holders requesting such Demand Registration is reduced by more than 50% pursuant to Section 3(b) hereof, in which case the holders of Registrable Securities shall be entitled to an additional Demand Registration in lieu thereof until such Demand Registration is declared and maintained effective for such period.

         Within ten (10) days after receipt by the Company of a Demand Notice, the Company shall give written notice (the "Notice") of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within ten (10) days after such notice is given by the Company to such holders.

         All requests made pursuant to this Section 3 will specify the amount of Registrable Securities to be registered and the intended methods of disposition thereof.

         The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for the lesser of



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(i) 90 days after the effective date thereof and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

         Notwithstanding the foregoing paragraph, if holders of a majority of the then outstanding Registrable Securities requested to be included in such registration pursuant to Section 3(a) request that such Demand Registration be a "shelf" registration pursuant to Rule 415 under the Securities Act, and the Company is then eligible to make such a filing, the Company shall file such Demand Registration under Rule 415 and shall keep the Registration Statement filed in respect thereof effective for a period which shall terminate on the earlier of (i) 180 days from the date on which the SEC declares such Registration Statement effective and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement.

              (b) PRIORITY ON DEMAND REGISTRATION. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in its opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to materially and adversely affect the success of such offering, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold, and such Registrable Securities shall be allocated PRO RATA among the holders of Registrable Securities on the basis of the number or dollar amount of securities owned by each such holder participating in such offering.

              (c) POSTPONEMENT OF DEMAND REGISTRATION. The Company shall be entitled to postpone, for a reasonable period of time not in excess of ninety
(90) days, the filing of a Registration Statement if the Company determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could adversely affect or interfere with BONA FIDE financing plans of the Company or would require disclosure of information, the premature disclosure of which could adversely affect the Company or any transaction under consideration by the Company.

    Section 4. PIGGYBACK REGISTRATION.

              (a) RIGHT TO PIGGYBACK. If the Company proposes to file a registration statement under the Securities Act with respect to an offering of




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


Common Stock (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for its own account, then the Company shall give written notice of such proposed filing to the holders of Registrable Securities at least fifteen (15) days before the anticipated filing date (the "Piggyback Notice"). The Piggyback Notice shall offer such holders the opportunity to register in such registration statement such amount of Registrable Securities as each such holder may request (a "Piggyback Registration"). Subject to Section 5(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after notice has been given to the applicable holder. The holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. The Company shall not be required to maintain the effectiveness of the Registration Statement beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

              (b) PRIORITY ON PIGGYBACK REGISTRATIONS. The Company shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities requested to be included in the registration for such offering to include all such Registrable Securities on the same terms and conditions as any other shares of Common Stock, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that it is their opinion that the total amount of securities that such holders, the Company and any other Persons having rights to participate in such registration, intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered (i) for the account of holders of Registrable Securities and (ii) for the account of all such other Persons (other than the Company) shall be reduced or limited PRO RATA in proportion to the respective dollar amounts of securities to be registered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.



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



    Section 5. HOLD-BACK AGREEMENTS.

              (a) RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES. Each holder of Registrable Securities agrees, in connection with the Initial Public Offering and in connection with any underwritten registration of Registrable Securities filed pursuant to Section 3 or Section 4 hereof, if requested (pursuant to a timely written notice) by the Company or the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company's securities (except as part of such underwritten offering), including a sale pursuant to Rule 144, during the 90-day period after the closing date of each underwritten offering made by the Company or pursuant to such Registration Statement.

         The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; PROVIDED, HOWEVER, that any such holder shall undertake in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the class of securities covered by such Registration Statement (except as part of such underwritten offering) during such period unless it has provided forty-five (45) days' prior written notice of such sale or distribution to the managing underwriter or underwriters.

              (b) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY. The Company agrees that without the written consent of the managing underwriter or underwriters in an underwritten offering of Registrable Securities covered by a Registration Statement filed pursuant to Section 3 or Section 4 hereof, it will not effect any public or private sale or distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the 90-day period beginning on the closing date of each underwritten offering made pursuant to such Registration Statement (except (w) as part of such underwritten registration, (x) pursuant to registrations on Form S-4 or Form S-8 or any successor form to such forms or pursuant to any unregistered offering to the Company's employees or directors, or to employees of its subsidiaries, pursuant to any employee benefit plan (as defined in Rule 405 under the Securities Act),
(y) in connection with an exchange offer or (z) in connection with the acquisition of assets by the Company or its subsidiaries).



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    Section 6. REGISTRATION PROCEDURES.

         In connection with the Company's registration obligations pursuant to
Section 3 or Section 4 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

              (a) Prepare and file with the SEC, as soon as practicable, a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; PROVIDED, HOWEVER, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders, their counsel and such underwriters, if any, PROVIDED, HOWEVER, that the Company shall not be required to deliver to such holders a copy of any such document that has not been materially changed from a copy of such document that was previously delivered to such holders. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law.

              (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.



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



              (c) Notify the selling holders of Registrable Securities, their counsel and the managing underwriters, if any, promptly, and (if requested by any such Person), confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information (provided, that the Company shall not be required to notify the holders or their counsel of all "comment" letters received by the Company from the SEC or to deliver copies of such comment letters or the Company's responses thereto to the holders or their counsel unless such letters request information from or about the holders),
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction.

              (e) If requested by the managing underwriters, if any, or the holders of a majority of the holders of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a



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Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; PROVIDED, HOWEVER, that the Company shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

              (f) Furnish to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter).

              (g) Deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

              (h) Prior to any public offering of Registrable Securities, to use its best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; PROVIDED, HOWEVER, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action that would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.



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              (i) Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be in a form eligible for deposit with The Depository Trust Company, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two (2) business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) business days prior to having to issue the securities.

              (j) Cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder's business, in which case the Company will cooperate in all best respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

              (k) Upon the occurrence of any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

              (m) Use its best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be quoted on the Nasdaq National Market or listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time quoted on the Nasdaq National Market or listed on such exchange, as the case may be.



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              (n) Enter into such agreements (including an underwriting
agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested,
(ii) use its reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 6(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

              (o) Make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED, HOWEVER, that any information that is designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order,
(ii) disclosure of such information, in the opinion of counsel to such Person, is required by law, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law.

              (p) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, or any similar rule promulgated under the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days after the end of any twelve (12) month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover one of said twelve (12) month periods.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(v) or 6(c)(vi) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

    Section 7. REGISTRATION EXPENSES.

         All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws, including, without limitation, fees and disbursements of counsel for the underwriters or selling holders in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 6(n)(iii) hereof (including, without limitation, the expenses of any "cold comfort" letters required by this Agreement) and (vi) the reasonable fees and disbursements of one (1) counsel for the holders of Registrable Securities, as a group, which counsel shall be reasonably acceptable to the Company shall be borne by the Company whether or not any of the Registration Statements is filed or becomes effective. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

         The Company shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses (i)(B) and (vi), above), (ii) any underwriter's fees and expenses (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), or
(iii) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc.

    Section 8. INDEMNIFICATION.

              (a) INDEMNIFICATION BY THE COMPANY. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors and agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by such holder expressly for use therein.

              (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the fullest extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section
20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or Prospectus and that such information was relied upon by the Company in preparation of such Registration Statement or Prospectus or amendment, supplement or preliminary prospectus; PROVIDED, HOWEVER, that the liability of each selling holder of Registrable Securities hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such selling holder under such Registration Statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

              (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any Proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Proceeding, to assume, at the indemnifying party's expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that an indemnified party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (l) the indemnifying party agrees to pay such fees and expenses; or (2) the indemnifying party fails promptly to assume the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding; PROVIDED, HOWEVER, that the indemnifying party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

              (d) CONTRIBUTION. If the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms) or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 8(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

    Section 9. RULE 144.

         The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

    Section 10. UNDERWRITTEN REGISTRATIONS.

         If any Demand Registration is an underwritten offering, the holders of a majority of the Registrable Securities covered by such Demand Registration shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Company, not to be unreasonably withheld. The Company shall have the right to select the investment banker or investment bankers and managers to administer any Piggyback Registration.

         No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

    Section 11. MISCELLANEOUS.

              (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of at least a majority of the then outstanding Registrable Securities; PROVIDED that, for so long as Wand owns at least a majority of the then outstanding Registrable Securities, the Company must obtain the written consent of holders of at least 67% of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement; PROVIDED, that in the event Wand then owns at least a majority of (x) the then outstanding Registrable Securities and
(y) the Registrable Securities being sold by such holders pursuant to such Registration Statement, then such waiver or consent may be given by the holders of at least 67% of the Registrable Securities being sold by such holders, and PROVIDED, FURTHER, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

              (b) NOTICES. All notices and other communications provided for hereunder shall be in writing and delivered by hand or sent by overnight courier service or sent by telecopy (which is confirmed), sent as follows:

              If to Wand, to:

                     Wand Equity Portfolio II, L.P.
                     Wand Affiliates Fund, L.P.
                     Wand/Yankelovich Investments L.P.
                     Wand Partners L.P.
                     Wand Partners (S.C.) Inc.
                     630 Fifth Avenue, Suite 2435
                     New York, New York  10111

                     Attention:  John S. Struck
                     Telecopy No.: (212) 307-5599

                     with a copy to:

                     Michael P. Rogan, Esq.
                     Skadden, Arps, Slate, Meagher & Flom LLP
                     1440 New York Avenue, N.W.
                     Washington, D.C. 20005
                     Telecopy No.: (202) 393-5760

              If to the Company, to:

                     Cyber Dialogue Inc.
                     304 Hudson Street
                     New York, NY  10013
                     Attention: Andrew Watt
                     Telecopy No.:  (212) 255-6622

              If to a Stockholder other than Wand, to the address of such Stockholder set forth in the stock records of the Company maintained for such purpose;

or to such other address or addresses or telecopy number or numbers as any of the parties hereto may most recently have designated in writing to the other parties hereto by such notice. All such communications shall be deemed to have been given or made when so delivered by hand or overnight courier or sent by telecopy.

              (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

              (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              (e) HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

              (f) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to the choice of law principles thereof).

              (g) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

              (h) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

              (i) SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Stockholders or subsequent holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

                               CYBER DIALOGUE INC.


                               By:   /s/ Mark Esiri
                                   ---------------------------------------------
                                   Name: Mark Esiri
                                   Title: CEO

                               WAND EQUITY PORTFOLIO II, L.P.

                               By: WAND PARTNERS LLC
                                     General Partner


                               By:   /s/ J.S. Struck
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               WAND AFFILIATES FUND, L.P.

                               By: WAND AF LLC
                                     General Partner


                               By:   /s/ J.S. Struck
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               WAND/YANKELOVICH INVESTMENTS L.P.

                               By:  WAND PARTNERS (S.C.) INC.
                                      General Partner


                               By:   /s/ J.S. Struck
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               WAND PARTNERS L.P.


                               By:  WAND PARTNERS (S.C.) INC.
                                      General Partner


                               By:   /s/ J.S. Struck
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               WAND PARTNERS (S.C.) INC.


                               By:   /s/ J.S. Struck
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               eCOM PARTNERS FUND I LLC


                               By: /s/ Christopher P. Forester
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               NIG-CYBER DIALOGUE, LTD.


                               By: /s/ George Nasra
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               MV PARTNERS L.P. III, L.P.


                               By: /s/ C. Richard Vermillion, Jr.
                                   ---------------------------------------------
                                   Name: C. Richard Vermillion, Jr.
                                   Title: G.P.

                                                                         ANNEX A


                                  STOCKHOLDERS

Wand Equity Portfolio II, L.P.
Wand Affiliates Fund, L.P.
Wand/Yankelovich Investments L.P.
Wand Partners L.P.
Wand Partners (S.C.) Inc.
eCom Partners Fund I LLC
NIG-Cyber Dialogue, Ltd.
MV Partners L.P. III, L.P.

                                                                         ANNEX B


                                   INSTRUMENT

         The undersigned hereby acknowledges and agrees that:

         1. The undersigned has acquired shares of common stock, $.01 par value per share, of Cyber Dialogue Inc. or options, warrants or rights to subscribe for or purchase shares of Common Stock.

         2. The undersigned has received and reviewed a copy of the Registration Rights Agreement dated as of September 14, 1999 by and among Cyber Dialogue Inc. and the other parties thereto (as amended, supplemented or otherwise modified from time to time, the "Registration Rights Agreement"). The undersigned hereby agrees to become a party to the Registration Right Agreement and to be bound by the terms thereof as if the undersigned were an original signatory thereto.



Date:____________                                    ________________________
                                                     [name]